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                                                                 RULE 424(b)(3)
                                                             File No. 333-59607

PRICING SUPPLEMENT NO. 1 dated April 28, 2000
(To Prospectus Supplement dated April 27, 2000 and Prospectus dated September 8, 1998)

                       MADISON GAS AND ELECTRIC COMPANY
                             MEDIUM-TERM NOTES
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE




Form of Notes:

    X      Global Notes                Certificated Notes
   ---                          -----

Principal Amount:                      $20,000,000

Issue Price (as a percentage of
principal amount):                     100%

Original Issue Date:                   May 4, 2000

Maturity Date:                         May 3, 2002

If the Notes have a Fixed Rate:        If the Notes have a Floating Rate:

    Interest Rate:              N/A    Base Rate:                      LIBOR Telerate

    Interest Payment Dates:     N/A    Spread (+/-):                   +.13%

                                       Spread Multiplier:              N/A

    Record Dates:               N/A    Initial Interest Rate:          6.69875%

                                       Interest Reset Period:          Quarterly

                                       Interest Reset Dates:           The third Wednesday of
                                                                       March, June, September
                                                                       and December

                                       Initial Interest Reset Date:    June 21, 2000

                                       Interest Determination Dates:   Two London Business Days prior
                                                                       to the Interest Reset Dates

                                       Interest Payment Period:        Quarterly

                                       Interest Payment Dates:         The third Wednesday of March, June,
                                                                       September and December (except in the
                                                                       case of Maturity, the Maturity Date)

                                       Record Dates:                   15 calendar days prior to the Interest
                                                                       Payment Dates (except in the case of
                                                                       Maturity, the Maturity Date)

                                       Index Maturity:                 Three months

                                       Maximum Interest Rate:          N/A

                                       Minimum Interest Rate:          N/A

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


Amortizing Note:                       / / yes                         /X/  no

Option To Elect Repayment:             / / yes                         /X/  no

Optional Extension of Original
Maturity Date:                         / / yes                         /X/  no


Extension period:                      N/A

Number of extension periods:           N/A

Final maturity date:                   N/A

Optional Interest Reset:               / / yes                         /X/  no

Optional Interest Reset Dates:         N/A

Original Issue Discount Note:          / / yes                        /X/  no

Redemption:

    X       Notes cannot be redeemed             Notes may be redeemed
   ---      prior to maturity             ---    prior to maturity


Initial Redemption Date:               N/A

Initial Redemption Percentage:         N/A

Annual Redemption
Reduction Percentage:                  N/A

Additional Terms:



    X       Agency Transaction                 Principal Transaction
   ---                                     ---
Agent's Discount or Commission:        $50,000


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